EXECUTION COPY

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”) is made and entered into as of the __ day of September, 2005, by and between Syntellect Inc., a Delaware corporation ( “Syntellect”), and each of the shareholders listed on the signature page hereof (each, a “Shareholder”).

WHEREAS, each Shareholder beneficially owns the number of common shares, par value $.01 per share, of the Company set forth opposite its name on the signature page to this Agreement (the “Subject Shares”); and

WHEREAS, as an inducement to Syntellect entering into an Agreement and Plan of Merger (the “Merger Agreement”) with Apropos Technology, Inc., an Illinois corporation (“Apropos”), pursuant to which Syntellect will acquire 100% of the issued and outstanding shares of common stock of Apropos for $2.76 per share (the “Merger”), each of Valor Capital Management, L.P., ARCH Venture Fund II, L.P., ARCH II Parallel Fund, L.P. and ARCH Venture Fund III, L.P. is entering into a voting agreement on similar terms to this Agreement.

NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties agree as set forth below.

1. Agreement to Vote. Subject to Section 3 hereof, and without in any way limiting each Shareholder’s right to vote its Subject Shares in its sole discretion on any other matters that may be submitted to a Shareholder vote, consent or other approval (including by written consent), each Shareholder agrees to, and shall, vote (or cause to be voted) its Subject Shares (a) in favor of the approval of the Merger Agreement and the Merger and (b) against any transaction or other corporate action that would in any manner delay, impede, frustrate, prevent or nullify the Merger (each, an “Alternative Transaction”).

2. Treatment of Subject Shares. Except as otherwise provided herein, no Shareholder shall directly or indirectly (a) grant any proxies or powers of attorney with respect to its Subject Shares or enter into any other voting or other similar arrangement with respect to its Subject Shares, (b) sell, assign, transfer, encumber or otherwise dispose of its Subject Shares or enter into any contract or other understanding or arrangement with respect thereto (other than with or to Syntellect) or (c) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder.

3. Termination. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier of: (a) October 10, 2005, if by such date the Company and Syntellect have not entered into the Merger Agreement, (b) the effective time of the Merger, (c) the termination of the Merger Agreement in accordance with its terms or (d) an amendment to the Merger Agreement that reduces the Merger Consideration to which Shareholder would have otherwise been entitled.

4. Grant of Irrevocable Proxy; Appointment of Proxy. Each Shareholder hereby irrevocably grants to and appoints each of Neil Shafran and Jason Meretsky, and any other individual who shall hereafter be designated by Syntellect, and each of them, such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote such Shareholder’s Subject Shares, or grant a consent or approval in respect of such shares, at any meeting of shareholders of the Company or in any other circumstances upon which the vote, consent or other approval of the Company’s shareholders is sought, (i) in favor of the approval of the Merger Agreement and the Merger and (ii) against any Alternative Transaction. Each Shareholder represents that any proxies given in respect of its Subject Shares prior to the date of this Agreement are not irrevocable, and that any such proxies are hereby revoked. Each Shareholder affirms that the irrevocable proxy set forth in this Section 4 is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 3.

5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

6. Further Assurances. Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Syntellect may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote the Subject Shares as contemplated by Section 1.

7. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

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IN WITNESS WHEREOF, the undersigned here caused this Agreement to be executed and the date first written above.

SYNTELLECT:	SHAREHOLDER:	SUBJECT SHARES:
By: SYNTELLECT INC ________________________	PATRICK BRADY ________________________	1,155,984 Shares
Name:
Title:

	CATHERINE R. BRADY ________________________	612,110 Shares

	BRADY FAMILY LIMITED PARTNERSHIP ________________________	525,000 Shares
Name:
Title: